CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N1A of Columbia Value and Restructuring Fund, Variable Series, Columbia Select Opportunities Fund, Variable Series, and Columbia Select Large Cap Growth Fund, Variable Series.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 28, 2008